Versar, Inc.
September 24, 1997
Page 1





                                                                       EXHIBIT 5


                       PAUL,HASTINGS, JANOFSKY & WALKER LLP
                            600 Peachtree Street, N.E.
                                   Suite 2400
                           Atlanta, Georgia 30308-2222



                               September 24, 1997

Versar, Inc.
6850 Versar Center
Springfield, Virginia  22151


Ladies and Gentlemen:

     We have acted as counsel for Versar, Inc., a Delaware corporation ("Versar"), in connection with the registration, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of up to 533,433 shares of Versar's common stock, $0.01 par value per share ("Versar Common Stock"), to be issued to the holders of common stock, $0.10 par value per share, of Science Management Corporation ("SMC"), in connection with the proposed merger of SMC with Versar Acquisition I, Corp., a Delaware corporation and wholly owned subsidiary of Versar (the "Merger").

     In rendering this opinion, we have examined the corporate records of Versar including its certificate of incorporation, as amended, bylaws and minutes of meetings of its directors or written consents in lieu thereof. We have also examined (i) the Agreement and Plan of Merger dated July 29, 1997, among Versar, Versar Acquisition I, Corp. and SMC (the "Merger Agreement"), (ii) the Registration Statement, together with the exhibits thereto, and (iii) such other documents as we have deemed necessary for the purposes of expressing the opinions contained herein. With respect to certain factual matters, we have relied on statements of officers of Versar.

     Based upon the foregoing, we are of the opinion that the shares of Versar Common Stock to be issued to the holders of common stock of SMC in consideration of the Merger are duly authorized and, when issued and delivered as described in the Merger Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and consent to the use of our name in the Proxy Statement/ Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.




                                       Sincerely,



                                       Wayne Shortridge
                                       -----------------------------------------
                                       for PAUL, HASTINGS, JANOFSKY & WALKER LLP